Exhibit 10.1

FORM OF CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This CONVERTIBLE Note AND WARRANT Purchase Agreement (this "Agreement") is made as of _____________, 2011, by and among Oxygen Biotherapeutics, Inc., a Delaware corporation (the "Company"), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (individually an "Investor" and collectively the "Investors").

RECITALS

WHEREAS, the Company desires to sell and issue convertible promissory notes having an original principal amount of up to an aggregate of $___________ and stock purchase warrants to the Investors, and the Investors desire to purchase such convertible promissory notes and warrants, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

1.1 Note Issuance. Subject to the terms and conditions of this Agreement, at the Initial Closing (as defined below) the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, a convertible promissory note in substantially the form attached to this Agreement as Exhibit B (individually, a "Note", and collectively, the "Notes") in the principal amount set forth opposite such Investor's name on Exhibit A hereto under the heading "Initial Closing." The obligations of the Investors to purchase Notes are several and not joint.

1.2 Warrant Issuance. Subject to the terms and conditions of this Agreement, the Company further agrees to sell and issue to each of the Investors at the Initial Closing three warrants, each in substantially the form attached to this Agreement as Exhibit C (individually, a "Warrant", and collectively, the "Warrants"), each of which will be initially exercisable for a number of shares of the Company's capital stock equal to 33 1/3% of (i) the initial principal amount of the Note issued to the Investor divided by (ii) $2.255. The initial exercise price of the three Warrants issued to each Investor shall be $2.15, $2.60 and $2.85, respectively. The number of shares of the Company's capital stock that the Investor shall be entitled to purchase upon Warrant exercise and the per share exercise price of the Warrant shall be subject to adjustment in the manner set forth in the Warrant.

1.3 Allocation of Purchase Price. The parties to this Agreement agree that, given the terms of the Warrants, the value thereof is de minimis and further agree to consistently report, for purposes of any reporting required under the Internal Revenue Code of 1986, as amended, that at least 99.85% of the purchase price paid in respect of the Notes and Warrants by any Investor hereunder at any Closing shall be allocated to the purchase of Notes thereby and the remaining portion of the purchase price shall be allocated to the purchase of Warrants thereby at such Closing.

1.4 Use of Proceeds. The Company will use the proceeds from the sale of the Notes and Warrants for general corporate purposes, including the Company's dermatology, cosmetics and other businesses, but does not anticipate using a significant portion of the proceeds for patient testing relating to traumatic brain injury indications.

2. CLOSINGS

2.1 Initial Closing; Delivery. The initial sale and purchase of the Notes and Warrants shall take place in a closing (the "Initial Closing") to be held on _________, 2011 at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 Wachovia Capitol Center, Raleigh, North Carolina 27601, at 3:59 p.m. Eastern time, or at such other time and place upon which the Company and the Investors mutually agree. At the Initial Closing, the Company will deliver to each of the Investors, the respective Note and Warrant to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Exhibit A hereto under the heading "Initial Closing" in the form of a check payable to the Company or wire transfer of immediately available funds to the Company. Each of the Notes and Warrants will be registered in such Investor's name in the Company's records.

2.2 Additional Closings; Delivery. Subject to compliance with federal and applicable state securities laws, at any time and from time to time after the date of this Agreement but on or prior to October 31, 2011 (or such later date mutually agreed upon by the Company and the Investors participating in the Subsequent Closing (as defined below)), the Company may sell and issue in one or more subsequent closings (each, a "Subsequent Closing" and collectively, the "Subsequent Closings") additional Notes (each, an "Additional Note" and collectively, the "Additional Notes") and additional Warrants (each, an "Additional Warrant" and collectively, the "Additional Warrants") to additional investors (the "Additional Investors") and/or the Investors participating in the Initial Closing. The aggregate principal amount of all Notes purchased in the Initial Closing and Additional Notes purchased hereunder shall not exceed $_________ (the "Maximum Note Amount"). All such sales of Additional Notes and Additional Warrants shall be made on the terms and conditions set forth in this Agreement and the exhibits attached hereto. Any Additional Notes sold and issued pursuant to this Section 2.2 shall be deemed to be "Notes" for all purposes under this Agreement. Any Additional Warrants sold and issued pursuant to this Section 2.2 shall be deemed to be "Warrants" for all purposes under this Agreement. Each Additional Investor participating in a Subsequent Closing shall be deemed to be an "Investor" for all purposes under this Agreement. At each Subsequent Closing, the Company will deliver to each of the Investors participating in the Subsequent Closing the respective Additional Note and Additional Warrant to be purchased by such Investor, against receipt by the Company of the corresponding purchase price in the form of a check payable to the Company or wire transfer of immediately available funds to the Company. Each of the Additional Notes and Additional Warrants will be registered in such Investor's name in the Company's records.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as otherwise described in the Company's most recent Annual Report on Form 10-K (and any amendments thereto filed at least two (2) Business Days (as defined in the Notes) prior to the date of the Closing), the Company's Quarterly Reports on Form 10-Q filed after the Company's most recent Annual Report on Form 10-K (if any) (and any amendments thereto filed at least two (2) Business Days prior to the date of the Closing), the Company's Proxy Statement for its most recent Annual Meeting of Shareholders, and any of the Company's Current Reports on Form 8-K filed after the filing of the Company's most recent Form 10-Q or Form 10-K, as applicable (and any amendments thereto filed at least two (2) Business Days prior to the date of the Closing) (all collectively, the "SEC Reports"), the Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof and the applicable Closing date, as follows:

3.1 Organization. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns property or transacts business and where the failure to be so qualified would have a material adverse effect upon the Company and its subsidiaries as a whole or the business, financial condition, properties, operations or assets of the Company and its subsidiaries as a whole or the Company's ability to perform its obligations under this Agreement and the Note and Warrant to be issued to the Investor (collectively, the "Transaction Agreements") in all material respects ("Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Agreements. The execution and delivery of the Transaction Agreements and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no further action on the part of the Board of Directors or stockholders is required. Upon execution of the Transaction Agreements by the Company, the Transaction Agreements will be validly executed and delivered by the Company and will constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 No Conflict or Default. The execution and delivery of the Transaction Agreements and the sale and issuance of the Note and Warrant to be sold by the Company pursuant to this Agreement, the fulfillment of the terms of the Transaction Agreements and the consummation of the transactions contemplated thereby will not: (i) result in a conflict with or constitute a material violation of, or material default (with the passage of time or otherwise) under, (A) any bond, debenture, note, loan agreement or other evidence of indebtedness, or any material lease, or contract to which the Company is a party or by which the Company or their respective properties are bound, (B) the Certificate of Incorporation, by-laws or other organizational documents of the Company, as amended, or (C) any law, administrative regulation, or existing order of any court or governmental agency, or other authority binding upon the Company or the Company's respective properties; or, (ii) result in the creation or imposition of any lien, encumbrance, claim or security interest upon any of the material assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, except as contemplated by the Transaction Agreements. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Agreements by the Company other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

3.4 Legal Proceedings. There is no material legal or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company is a party or of which the business or property of the Company is subject that is required to be disclosed and that is not so disclosed in the SEC Reports. Other than the information disclosed in the SEC Reports, the Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body.

3.5 No Violations. To the knowledge of the Company, it is not in violation of its Certificate of Incorporation, bylaws or other organizational documents, as amended. To the knowledge of the Company, it is not in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound, which such default would have a Material Adverse Effect upon the Company.

3.6 Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect.

3.7 Financial Statements. The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company as of the dates therein indicated, and the results of its operations, cash flows and the changes in shareholders' equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by GAAP.

3.8 No Material Adverse Change. Except as disclosed in the SEC Reports or in any press releases issued by the Company at least two (2) Business Days prior to the date of the applicable Closing, there has not been (i) an event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect upon the Company, (ii) any obligation incurred by the Company that is material to the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company which has had a Material Adverse Effect.

3.9 Valid Issuance. The shares of the Company's Common Stock issuable upon conversion of the Notes and exercise of the Warrants (collectively, the "Conversion Stock"), when issued in compliance with the provisions of the Transaction Agreements, will be validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Conversion Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or otherwise required by such laws at the time a transfer is proposed.

3.10 Exempt Issuance. Based in part on the representations made by the Investors in Section 4 hereof, the offer and sale of the Notes and Warrants solely to the Investors in accordance with this Agreement, the issuance of the Conversion Stock upon conversion of the Notes and exercise of the Warrants are and will be exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Investors are resident based upon their addresses set forth on the Schedule of Investors attached hereto as Exhibit A.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby represents and warrants to, and agrees with, the Company, that:

4.1. Authorization. The Investor has full power and authority to enter into this Agreement. The Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2. Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement, the Investor hereby confirms, that the Notes and Warrants and Conversion Stock (collectively, the "Securities") to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Investor has not been formed for the specific purpose of acquiring the Securities.

4.3. Disclosure of Information. The Investor has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.

4.4. Restricted Securities. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein. The Investor understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor's control, and which the Company is under no obligation and may not be able to satisfy.

4.5. No Public Market. The Investor understands that no public market now exists for the Notes and the Warrants, and that the Company has made no assurances that a public market will ever exist for the Notes and the Warrants.

4.6. Legends. The Investor understands that the Notes and the Warrants and Conversion Stock issued upon conversion or exercise of the Notes and the Warrants, may bear one or all of the following legends (or substantially similar legends):

(a) "NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE UNDERLYING SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE OR THE UNDERLYING SECURITIES OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY, IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE OR SECURITIES ISSUED IN EXCHANGE FOR, OR UPON CONVERSION OF, THIS NOTE."

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

4.7. Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.8. Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes and the Warrants or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes and the Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Investor's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor's jurisdiction.

4.9. No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes and the Warrants.

4.10. Exculpation Among Investors. The Investor acknowledges that it is not relying upon any individual, corporation, partnership, trust, limited liability company, association or other entity (each, a "Person"), other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Investor agrees that neither any Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes and the Warrants.

4.11. Residence. If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Exhibit A; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on Exhibit A.

5. CONDITIONS TO CLOSING.

5.1 Conditions to Investors' Obligations at Each Closing. The obligations of each Investor to purchase Notes and Warrants under this Agreement are subject to the fulfillment or waiver, on or before each Closing, of each of the following conditions, the waiver of which shall not be effective unless consented to by the Requisite Holders, which consent shall be given by written communication to the Company, its counsel or to counsel to the Investors:

(a) each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing;

(b) the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

(c) there shall not have been any Event of Default (as defined in the Notes) nor shall there exist any state of facts or condition that with or without the passage of time or giving of notice would constitute an Event of Default.

5.2 Condition to Company's Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver by the Company, on or before each Closing, of each of the following conditions, which consent shall be given by written communication to the Investors, their counsel or counsel to the Company.

(a) each of the representations and warranties of such Investor contained in Section 4 shall be true and correct on the date of the applicable Closing with the same effect as though such representations and warranties had been made on and as of such Closing;

(b) such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

(c) the Investors have agreed to purchase Notes in the aggregate principal amount of at least $___________ in the Initial Closing.

6. PRIORITY AMONG INVESTORS; EXERCISE OF RIGHTS. As between the Investors, the rights granted hereunder will be held by each of the Investors pro rata in accordance with the then-current amount of unpaid Notes to each of the Investors, and on a pari passu basis of equal seniority and priority.

7. COVENANTS.

7.1 Rights to Future Stock Issuances. Subject to the terms and conditions of this Section 7.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor as follows:

(a) The Company shall give notice (the "Offer Notice") to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Notes and Warrants and Common Stock Equivalents (as defined in the Notes) then held, by such Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Notes and Warrants and Common Stock Equivalents). The closing of any sale pursuant to this Section 7.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 7.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 7.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 7.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 7.1(a).

(d) The right of first offer in this Section 7.1 shall not be applicable to (i) Exempt Issuances (as defined in the Notes); (ii) the issuance of Notes and Warrants to Additional Investors pursuant to Section 2.2 of this Agreement; and (iii) the issuance of Conversion Stock upon conversion or exercise of the Notes and Warrants.

(e) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 7.1, the Company may elect to give notice to the Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Investor, maintain such Investor's percentage-ownership position, calculated as set forth in Section 7.1(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Investors.

7.2 Information Rights. For so long as any of the Notes are outstanding, the Company shall permit one (1) representative chosen by the Requisite Holders (the "Investor Representative") to attend a conference call at which the Company will generally update the Investor Representative as to the progress of the Company to be held one time per month at such time and place as are mutually agreed upon by the Company and the Investor Representative. The Company shall not be obligated pursuant to this Section 7.2 to provide any information that it considers to be a trade secret or confidential information or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. As a condition to attending such conference call, the Investor Representative shall execute a confidentiality agreement with the Company and an agreement not to trade in the securities of the Company for so long as the Investor Representative has access to non-public information, each such agreement in form acceptable to the Company. The Investor Representative shall provide a general summary to each other Investor of the contents of each conference call; provided, however, that the Investor Representative shall not provide any information it has obtained during the conference call to any Investor who has not entered into a confidentiality agreement with the Company and an agreement not to trade in the securities of the Company for so long as the Investor has access to non-public information, each such agreement in form acceptable to the Company. The Company shall not be liable to any Investor for any action or omission of the Investor Representative.

8. DEFINITIONS

In addition to the terms defined elsewhere herein, the following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms.

"Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

"New Securities" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

"Requisite Holders" means Investors holding more than a majority of the principal amount of the Notes then outstanding.

9. GENERAL PROVISIONS.

9.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year.

9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

9.3 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Agreements shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the other Transaction Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Wake County, North Carolina (the "North Carolina Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the North Carolina Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such North Carolina Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and the other Transaction Agreements and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. If either party shall commence an action or proceeding to enforce any provisions of this Agreement and the other Transaction Agreements, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

9.6 Notices. Any and all notices or other communications or deliveries to be provided by the Investor hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at ONE Copley Parkway, Suite 490, Morrisville, NC 27560, facsimile number 919-855-2133, Attn: Chris Stern, CEO, or such other address or facsimile number as the Company may specify for such purposes by notice to the Investor delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Investor at the facsimile telephone number or address of such Investor at the address or facsimile number of the Investor to be notified set forth on Exhibit A opposite the name of such Investor. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (North Carolina time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (North Carolina time) on any date and earlier than 11:59 p.m. (North Carolina time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

9.7 Fees and Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Agreements.

9.8 Amendments and Waivers. Any term of this Agreement and the Notes may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance) only with the written consent of the Company and the Requisite Holders. Any amendment or waiver effected in accordance with this Section 9.8 shall be binding upon each Investor and the Company.

9.9 Separability of Agreements; Severability of this Agreement. The Company's agreement with each of the Investors is a separate agreement and the sale of the Notes and Warrants to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.10 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and the other Transaction Agreements constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

9.11 Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Agreements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:
OXYGEN BIOTHERAPEUTICS, INC., By: Name: Michael B. Jebsen Title: Chief Financial Officer Address: ONE Copley Parkway, Suite 490 Morrisville, NC 27560

[SIGNATURE PAGE TO CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

INVESTORS:
________________________ By: __________________________ Name: ____________________ Title: _____________________

EXHIBIT A

Schedule of Investors

Initial Closing

Name	Note Principal Amount
[Name of Investor] Address:	$

TOTAL:	$

Schedule of Investors

Subsequent Closing

Name	Note Principal Amount
[Name of Investor] Address:	$
[Name of Investor] Address:	$
[Name of Investor] Address:	$
[Name of Investor] Address:	$
[Name of Investor] Address:	$

TOTAL:	$

EXHIBIT B

Form of Promissory Note

[Form of Subordinated Convertible Promissory Note]

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE UNDERLYING SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE OR THE UNDERLYING SECURITIES OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY, IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE OR SECURITIES ISSUED IN EXCHANGE FOR, OR UPON CONVERSION OF, THIS NOTE.

THIS OBLIGATION IS UNSECURED AND IS JUNIOR AND SUBORDINATE IN RIGHT OF PAYMENT TO ALL SENIOR DEBT OF THE COMPANY, WHETHER NOW EXISTING OR HEREAFTER CREATED.

OXYGEN BIOTHERAPEUTICS, INC.

CONVERTIBLE PROMISSORY NOTE

Note No. 2011-___

$___________ _______ __, 2011

Morrisville, NC

FOR VALUE RECEIVED, Oxygen Biotherapeutics, Inc., a Delaware corporation (the "Company"), promises to pay to __________, or its registered assigns (the "Holder"), in lawful money of the United States of America, subject to the conversion provisions of this Note pursuant to Section 4 below, the principal sum of ____________ Dollars ($_________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to fifteen percent (15%) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on _______________, 2014 (the "Maturity Date").

This Note was issued pursuant to the terms of that certain Note and Warrant Purchase Agreement among the Company, the Holder and the Investors listed on Exhibit A thereto, dated as of June 16, 2011, as such may be amended or supplemented from time to time (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Purchase Agreement. This Note and the Holder are subject to certain restrictions, and are entitled to certain rights and privileges, set forth in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) "Base Share Price" shall mean (i) if the Company issues shares of Common Stock in a transaction or series of related transactions, the aggregate consideration the Company receives for the shares of Common Stock issued in the transaction or series of related transactions divided by the number of shares of Common Stock so issued, or, (ii) if the Company issues Common Stock Equivalents in a transaction or series of related transactions, the amount the Company receives as consideration of the issuance of the Common Stock Equivalents, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of, or the conversion or exchange of such Common Stock Equivalents divided by the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of or the conversion or exchange of such Common Stock Equivalents.

(b) "Business Day" shall mean any day other than a Saturday or Sunday or other day on which the Nasdaq Stock Market is permitted or required by law to close.

(c) "Common Stock" shall mean the Company's common stock, par value $0.0001 per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

(d) "Common Stock Equivalents" shall mean any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock (including without limitation, any convertible debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock).

(e) "Conversion Price" shall mean $____, subject to adjustment as provided pursuant to Section 5 below.

(f) "Dilutive Issuance" shall have the meaning set forth in Section 5(b).

(g) "Dilutive Issuance Notice" shall have the meaning set forth in Section 5(b).

(h) "Event of Default" has the meaning given in Section 6 hereof.

(i) "Exempt Issuance" shall mean the issuance of (a) shares of Common Stock, options, rights, or other securities to employees, independent contractors, officers or directors of the Company pursuant to any stock or option plan or other equity compensation arrangements duly approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issued upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to decrease the exercise, exchange or conversion price of any such securities, (c) Common Stock, Common Stock Equivalents (and shares of Common Stock issued upon conversion, exercise or exchange thereof) or other securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock or Common Stock Equivalents (and the shares of Common Stock issued upon exercise, conversion or exchange thereof) issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company, (e) shares of Common Stock or Common Stock Equivalents (and the shares of Common Stock issued upon exercise, conversion or exchange thereof) issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company, (f)   shares of Common Stock or Common Stock Equivalents (and the shares of Common Stock issued upon exercise, conversion or exchange thereof) issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company, and (g) the issuance of shares of Common Stock or Common Stock Equivalents which the Requisite Holders agree in writing is an "Exempt Issuance".

(j) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(k) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or governmental authority.

(l) "Prepayment Date" shall mean the date upon which the Company elects to prepay the 2011 Notes in accordance with Section 3 hereof.

(m) "Requisite Holders" shall mean holders of 2011 Notes representing a majority of the aggregate outstanding principal amount of the 2011 Notes.

(n) "Sale of the Company" shall mean the closing of a consolidation or merger of the Company with or into another entity or other corporate reorganization in which the Company is not the surviving entity (excluding any merger effected exclusively for the purpose of changing the domicile of the Company), a transaction or series of related transactions in which in excess of fifty percent (50%) of the voting power of the Company is transferred to a third party (or group of affiliated third parties), or a sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

(o) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(p) "Senior Indebtedness" shall mean the principal, accrued interest and any other amount owed by the Company in connection with indebtedness now or hereafter owed by the Company to its secured creditors.

(q) "Trading Day" means a day on which the Common Stock is traded on any of the Nasdaq Stock Market, the American Stock Exchange, the New York Stock Exchange, or the OTC Bulletin Board.

(r) "2011 Notes" shall mean the convertible promissory notes of like tenor (including this Note) issued pursuant to the Purchase Agreement.

2. Interest Payments. Accrued interest on this Note shall be payable in quarterly installments commencing on the third month anniversary of the date of issuance of this Note with the final installment payable on the Maturity Date. Interest shall be calculated based off of the principal amount outstanding on this Note as of the last day of the quarter for which the interest payment is calculated. The Company may elect, at its sole discretion, to pay any interest installment on this Note, in cash, by conversion of such amount into shares Common Stock or a combination of the foregoing. The number of shares of Common Stock issuable upon conversion of any interest installment payment shall equal (i) the amount of interest the Company elects to convert into Common Stock, divided by (ii) the Conversion Price. The Company shall provide the Holder with written notice (which notice shall be provided as set forth in Section 13 or may be provided by e-mail at the Holder's e-mail address set forth in the Purchase Agreement or subsequently provided to the Company) at least ten (10) Trading Days prior to the date upon which the interest installment is due setting forth the anticipated amount of the interest payment and whether the Company will make such payment in cash or by the issuance of Common Stock or a combination thereof. If the Company elects to convert all or a portion of an installment of interest into Common Stock, it shall deliver such shares of Common Stock to the Holder on the Trading Day immediately preceding the date upon which such interest installment is due.

3. Prepayment. This Note may be prepaid by the Company at any time without penalty, provided that the Company shall have obtained the prior written consent of the Requisite Holders. Any prepayment must be made in connection with the prepayment of all outstanding 2011 Notes. The Company shall provide the Holder with at least ten (10) days' prior written notice if it elects to prepay this Note, which notice shall specify the Prepayment Date.

4. Conversion Rights.

(a) The principal balance due on this Note, in whole or in part, may be converted at any time prior to the Maturity Date or the Prepayment Date (if applicable) at the option of the Holder into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of this Note under this Section 4(a) shall equal (i) the outstanding amount of principal due under this Note that the Holder elects to convert, divided by (ii) the then-applicable Conversion Price.

(b) The entire principal balance due on this Note and each other 2011 Note may be converted at any time prior to the Maturity Date or the Prepayment Date (if applicable) at the option of the Requisite Holders into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of this Note under this Section 4(b) shall equal (i) the outstanding amount of principal due under this Note, divided by (ii) the then-applicable Conversion Price.

(c) The entire principal balance due on this Note and each other 2011 Note shall automatically be converted into shares of Common Stock upon the consummation of a Sale of the Company. The number of shares of Common Stock issuable upon conversion of this Note under this Section 4(c) shall equal (i) the outstanding amount of principal due under this Note, divided by (ii) the then-applicable Conversion Price.

(d) The Company shall pay Holder all unpaid interest on this Note which has accrued up to the date immediately preceding the date upon which the conversion is effective, at the Company's sole option, either in cash or by conversion into shares of Common Stock or a combination of the foregoing. The number of shares of Common Stock to be issued if the Company elects to pay some or all of the unpaid interest by conversion into shares of Common Stock shall be calculated as provided in Section 2 hereof.

(e) In order to exercise the conversion privilege pursuant to Section 4(a), the Holder shall surrender this Note to the Company, accompanied by written notice of conversion in the form attached hereto as Exhibit A (or such other notice as is acceptable to the Company) that the Holder elects to convert this Note. Upon conversion of this Note pursuant to Section 4(b) or 4(c), the applicable amount of outstanding principal and accrued interest of the Note shall be converted without any further action by the Holder and whether or not the Note is surrendered to the Company or its transfer agent. For a conversion pursuant to Section 4(a), this Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Note for conversion in accordance with the foregoing provisions (or, if the Note is not surrendered on a Business Day, immediately prior to the close of business on the next Business Day after surrender). For a conversion of this Note pursuant to Section 4(b), this Note shall be deemed to have been converted immediately prior to the close of business on the date the Company receives written notice from the Requisite Holders electing to convert the 2011 Notes (or, if the Company does not receive such notice on a Business Day, immediately prior to the close of business on the next Business Day after receiving notice), or such later date as shall be specified in such written notice from the Requisite Holders. For a conversion of this Note pursuant to Section 4(c), such conversion shall be deemed to have been made immediately prior to the Sale of the Company. At the effective time of conversion, the rights of the Holder as a holder of this Note shall cease (except with respect to the right to receive interest as provided in Section 4(d) and the right to receive a new note of like tenor for the unconverted principal amount of this Note if the Holder has elected pursuant to Section 4(a) to convert only a portion of the outstanding principal amount of this Note), and the person(s) or entity(ies) entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. The Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify it from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such holder of such Note, a certificate or certificates for the securities to which the holder shall be entitled, together with payment for unpaid and accrued interest (if any) as provided in Section 4(d) and in lieu of any fraction of a share, as provided in Section 4(f). If the Holder has elected to convert only a portion of the principal amount outstanding on this Note, the Company shall also issue to the Holder a new Note of like tenor representing the balance of the unconverted principal portion of this Note.

(f) The Company shall not issue fractional shares but shall pay in cash the portion of the amount of this Note that cannot be converted into a whole share.

(g) Notwithstanding anything in this Note to the contrary, without prior approval by the Company's stockholders, the Note may not be converted in whole or in part, as applicable, into shares of Common Stock if such conversion would result in the Holder (either individually or as part of a group) owning, or having a right to acquire, more than 19.99% of the outstanding shares of the Company's Common Stock. If the foregoing limitation of this Section 4(g) shall become applicable to a proposed conversion by the Holder, the Company shall, as soon as reasonably practicable following a request from the Holder, seek approval from its stockholders for such proposed conversion.

5. Certain Adjustments; Notice of Certain Events.

(a) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, or (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(a) shall become effective at the effective time of such dividend, distribution, subdivision or combination.

(b) Subsequent Equity Sales.

(i) If the Company, at any time while this Note is outstanding, shall issue or sell Common Stock or Common Stock Equivalents (other than in an Exempt Issuance) with a Base Share Price less than the then effective Conversion Price (each such issuance, a "Dilutive Issuance"), then, the Conversion Price shall be reduced to equal the greater of (i) the Base Share Price, and (ii) $______ (as adjusted for stock splits, dividends, combinations and similar events with respect to the Common Stock) (the "Floor Price"). For avoidance of doubt, under no circumstances shall the Conversion Price be adjusted pursuant to this Section 5(b) to less than the Floor Price. For purposes of this Section 5(b), if the Company amends any instrument relating to Common Stock Equivalents outstanding on or prior to the date of this Note, it shall be deemed to have issued Common Stock Equivalents as of the effective date of the amendment. For avoidance of doubt, no adjustments in the Conversion Price shall be made under this Section 5(b) in respect of an Exempt Issuance.

(ii) If all Common Stock Equivalents issued in a particular Dilutive Issuance which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 5(b)(i) expire or terminate unexercised or unconverted or unexchanged, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Common Stock Equivalents never been issued. If the consideration payable to the Company upon the exercise, conversion and/or exchange of Common Stock Equivalents which have resulted in an adjustment to the Conversion Price, is adjusted or the terms of the instruments relating to the Common Stock Equivalents is amended such that the Base Share Price of the Common Stock Equivalents is less than the greater of (i) the then effective Conversion Price and the (ii) Floor Price, the Conversion Price and number of shares shall be adjusted pursuant to Section 5(b)(i) effective as of the effective time of the adjustment or amendment. If the consideration payable to the Company upon the exercise, conversion and/or exchange of Common Stock Equivalents which had resulted in an adjustment to the Conversion Price, is adjusted or the terms of the instruments relating to the Common Stock Equivalents are amended such that the Base Share Price is greater than the original Base Share Price of such Common Stock Equivalents, the Conversion Price and number of shares shall be adjusted as if the Common Stock Equivalents were originally issued at the greater Base Share Price, such adjustment to be effective at the effective time of the adjustment or amendment. Notwithstanding the foregoing, no readjustment pursuant to this Section 5(b)(ii) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Common Stock Equivalent, or (ii) the Conversion Price that would have resulted from any issuances of Common Stock or Common Stock Equivalents (other than issuances of such Common Stock Equivalents to which the readjustment relates) between the original adjustment date and such readjustment date.

(iii) The Company shall notify the Holder in writing, no later than ten (10) Trading Days following the issuance of any Common Stock or Common Stock Equivalents which results in an adjustment to the Conversion Price pursuant to this Section 5(b), indicating therein the applicable Base Share Price (such notice the "Dilutive Issuance Notice"). For purposes of clarification, the failure of the Company to provide a Dilutive Issuance Notice pursuant to this Section 5(b) shall not affect the adjustments provided for in this Section 5(b).

(c) Reclassification or Reorganization Adjustment. In case of any changes in the class or kind of securities issuable upon conversion of this Note or any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) at any time and from time to time on or after the date hereof, the holder of this Note, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had converted this Note immediately prior thereto and the Conversion Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 5.

(d) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(e) Notice to Holders. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock or a Sale of the Company; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Company's note register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, Sale of the Company or liquidation, dissolution or winding up of the Company is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, Sale of the Company or liquidation, dissolution or winding up of the Company; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. If this Note is converted in connection with a Sale of the Company, such conversion will be made contingent upon the consummation of the Sale of the Company.

6. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and, with respect to this subclause (ii) only, such payment shall not have been made within five (5) days of the Company's receipt of written notice to the Company of such failure to pay;

(b) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any material covenant set forth in the Note, which default shall continue uncured for thirty (30) days after receipt of written notice to the Company thereof;

(c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver for itself, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver for the Company, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

7. Rights of Holder upon Default. Upon the occurrence of, and during the continuation of, an Event of Default, any accrued but unpaid interest shall be capitalized into the principal amount then outstanding. Upon the occurrence or existence of any Event of Default described in Sections 6(a) or 6(b), at the election of the Requisite Holders, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 6(c) or 6(d), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

8. Successors and Assigns. Subject to the restrictions on transfer described in Sections 10 and 11 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Requisite Holders.

10. Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with (unless waived by the Company) a written opinion of the Holder's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for the Holder, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company either such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. Notwithstanding anything in this Section 10 to the contrary, no opinion of counsel shall be required with respect to any transfer by a Holder to its officers, directors, partners, members, other affiliates or members of the Holder's immediate family or a trust for the benefit of members of the Holder's immediate family.

11. Assignment by the Company. Neither this Note nor any of the rights, interests or Obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

12. Subordination. This Note is hereby expressly subordinated to all Senior Indebtedness. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or any holder of Senior Indebtedness in order to implement the provisions of this Section 12. Nothing herein shall impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on the Note according to its terms.

13. Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at ONE Copley Parkway, Suite 490, Morrisville, NC 27560, facsimile number 919-855-2133, Attn: Chris Stern, CEO, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (North Carolina time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (North Carolina time) on any date and earlier than 11:59 p.m. (North Carolina time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

14. Pari Passu Notes. The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other 2011 Notes. In the event the Holder receives payments in excess of its pro rata share of the Company's payments to the holders of all of the 2011 Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other 2011 Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

15. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

16. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Company.

18. Remedies Cumulative. The remedies of the Holder as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, to the extent provided herein and in the Purchase Agreement and may be exercised as often as occasion therefor shall arise. No act or omission of the Holder, including specifically, but without limitation, any failure to exercise any right, remedy or recourse, shall be effective as a waiver of any right of the Holder hereunder, unless set forth in a written document executed by the Holder, and then only to the extent specifically recited therein. A waiver or release with reference to one (1) event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event.

19. Governing Law; Venue; Waiver of Jury Trial; Attorneys' Fees. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Wake County, North Carolina (the "North Carolina Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the North Carolina Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such North Carolina Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

OXYGEN BIOTHERAPEUTICS, INC.

By:

Name:

Title:

Exhibit A

Form of Conversion Notice

To: Oxygen Biotherapeutics, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert $__________ of the outstanding principal amount of this Note into shares of Common Stock, in accordance with the terms of this Note, and directs that the check in payment of the cash deliverable upon such conversion for fractional shares and any accrued and unpaid interest on the Note (to the extent that the Company does not elect convert such accrued and unpaid interest) be issued and delivered to the registered holder hereof unless a different name has been indicated below and, if applicable, that a new note of like tenor representing the unconverted portion of the principal amount of the Note be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or a new note are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Fill in for registration of shares (please print name and address):

___________________________________ ___________________________________

Name Social Security or other

Taxpayer Identification Number

____________________________________

Street Address

_____________________________________

City, State and Zip Code

Date: __________________ Signature(s): _______________________________

_______________________________

(must correspond with the name  as written upon the face of the Note in every particular without alteration or enlargement or any change whatever)

Fill in for registration of shares of Common Stock (and a new note representing the unconverted portion of the converted Note, if applicable) if to be delivered other than to and in the name of the registered holder of the Note (please print name and address).

Name

(Address)	Signature Guarantee*
*Signature(s) must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Company).
(City, State and Zip Code )

EXHIBIT C

Form of Warrant

[Form of Warrant]

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE UNDERLYING SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE WARRANT OR THE UNDERLYING SECURITIES OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY, IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT OR SECURITIES ISSUED IN EXCHANGE FOR, OR UPON EXERCISE OF, THIS WARRANT.

COMMON STOCK PURCHASE WARRANT

To Purchase              Shares of Common Stock of

OXYGEN BIOTHERAPEUTICS, INC.

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received,                      (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the Termination Date, but not thereafter, to subscribe for and purchase from Oxygen Biotherapeutics, Inc., a Delaware corporation (the "Company"), up to                      shares (the "Warrant Shares") of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). Concurrently herewith, the Holder has purchased one or more Convertible Promissory Note(s) from the Company (each, a "Note") pursuant to the terms of that certain Note and Warrant Purchase Agreement among the Company, the Holder and the Investors listed on Exhibit A thereto, dated as of June 16, 2011, as such may be amended or supplemented from time to time (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"2011 Warrants" means all the Common Stock Purchase Warrants issued pursuant to the Purchase Agreement, including this Warrant.

"Base Share Price" means (i) if the Company issues shares of Common Stock in a transaction or series of related transactions, the aggregate consideration the Company receives for the shares of Common Stock issued in the transaction or series of related transactions divided by the number of shares of Common Stock so issued, or, (ii) if the Company issues Common Stock Equivalents in a transaction or series of related transactions, the amount the Company receives as consideration of the issuance of the Common Stock Equivalents, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of, or the conversion or exchange of such Common Stock Equivalents divided by the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of or the conversion or exchange of such Common Stock Equivalents.

"Business Day" means any day other than a Saturday or Sunday or other day on which the Nasdaq Stock Market is permitted or required by law to close.

"Common Stock" means the common stock, par value $0.0001 per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

"Common Stock Equivalents" means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock (including without limitation, any convertible debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock).

"Dilutive Issuance" shall have the meaning set forth in Section 3(b).

"Dilutive Issuance Notice" shall have the meaning set forth in Section 3(b).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, independent contractors, officers or directors of the Company pursuant to any stock or option plan or other equity compensation arrangements duly approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issued upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to decrease the exercise, exchange or conversion price of any such securities, (c) Common Stock, Common Stock Equivalents (and shares of Common Stock issued upon conversion, exercise or exchange thereof) or other securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock or Common Stock Equivalents (and the shares of Common Stock issued upon exercise, conversion or exchange thereof) issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company, (e) shares of Common Stock or Common Stock Equivalents (and the shares of Common Stock issued upon exercise, conversion or exchange thereof) issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company, (f) shares of Common Stock or Common Stock Equivalents (and the shares of Common Stock issued upon exercise, conversion or exchange thereof) issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company and (g) the issuance of shares of Common Stock and Common Stock Equivalents which the Requisite Holders agree in writing is an "Exempt Issuance".

"Exercise Price" shall have the meaning set forth in Section 2(b).

"Person" means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture, or governmental authority or other entity.

"Sale of the Company" means mean the closing of a consolidation or merger of the Company with or into another entity or other corporate reorganization in which the Company is not the surviving entity (excluding any merger effected exclusively for the purpose of changing the domicile of the Company), a transaction or series of related transactions in which in excess of fifty percent (50%) of the voting power of the Company is transferred to a third party (or group of affiliated third parties), or a sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Termination Date" means the earlier to occur of (i) the close of business on the five year anniversary of the Initial Exercise Date and (ii) a Sale of the Company.

"Trading Day" means a day on which the Common Stock is traded on any of the Nasdaq Stock Market, the American Stock Exchange, the New York Stock Exchange, or the OTC Bulletin Board.

"Warrant Share Delivery Date" shall have the meaning set forth in Section 2(d).

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery of a duly executed copy of the Notice of Exercise Form annexed hereto to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five (5) Trading Days of the date said Notice of Exercise Form is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank.

(b) Exercise Price. The exercise price of the Common Stock under this Warrant shall be ______ per share, subject to adjustment hereunder (the "Exercise Price").

(c) Mechanics of Exercise.

(i) Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within ten (10) Trading Days from the delivery to the Company of all of (A) the Notice of Exercise Form, (B) surrender of this Warrant, and (C) the payment of the aggregate Exercise Price as set forth above made by wire transfer is credited to the Company's account or the date (or if such date is not a Trading Day, the next Trading Day) on which the Company receives a cashier's check drawn on a United States bank ("Warrant Share Delivery Date"). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(v) prior to the issuance of such shares, have been paid. The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 2(c)(ii) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(iii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(v) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder (provided that any transfers are in compliance with the terms of this Warrant and applicable securities laws), this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vi) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(d) Limitation on Exercise. Notwithstanding anything in this Warrant to the contrary, without prior approval by the Company's stockholders, the Warrant may not be exercised in whole or in part, as applicable, if such exercise would result in the Holder (either individually or as part of a group) owning, or having a right to acquire, more than 19.99% of the outstanding shares of the Company's Common Stock. If the foregoing limitation of this Section 2(d) shall become applicable to a proposed exercise by the Holder, the Company shall, as soon as reasonably practicable following a request from the Holder, seek approval from its stockholders for such proposed exercise.

Section 3. Certain Adjustments; Notice of Certain Events.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, or (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective at the effective time of such dividend, distribution, subdivision or combination.

(b) Subsequent Equity Sales.

(i) If the Company, at any time while this Warrant is outstanding, shall issue or sell Common Stock or Common Stock Equivalents (other than in an Exempt Issuance) with a Base Share Price less than the then effective Exercise Price (each such issuance, a "Dilutive Issuance"), then, the Exercise Price shall be reduced to equal the greater of (i) the Base Share Price, and (ii) $______ (as adjusted for stock splits, dividends, combinations and similar events with respect to the Common Stock) (the "Floor Price"). For avoidance of doubt, under no circumstances shall the Exercise Price be adjusted pursuant to this Section 3(b) to less than the Floor Price. For purposes of this Section 3(b), if the Company amends any instrument relating to Common Stock Equivalents outstanding on or prior to the date of this Warrant, it shall be deemed to have issued Common Stock Equivalents as of the effective date of the amendment. For avoidance of doubt, no adjustments in the Exercise Price subject to this Warrant shall be made under this Section 3(b) in respect of an Exempt Issuance.

(ii) If all Common Stock Equivalents issued in a particular Dilutive Issuance which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 3(b)(i) expire or terminate unexercised or unconverted or unexchanged, the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Common Stock Equivalents never been issued. If the consideration payable to the Company upon the exercise, conversion and/or exchange of Common Stock Equivalents which have resulted in an adjustment to the Exercise Price, is adjusted or the terms of the instruments relating to the Common Stock Equivalents is amended such that the Base Share Price of the Common Stock Equivalents is less than the greater of (i) the then effective Exercise Price and the (ii) Floor Price, the Exercise Price shall be adjusted pursuant to Section 3(b)(i) effective as of the effective time of the adjustment or amendment. If the consideration payable to the Company upon the exercise, conversion and/or exchange of Common Stock Equivalents which had resulted in an adjustment to the Exercise Price, is adjusted or the terms of the instruments relating to the Common Stock Equivalents are amended such that the Base Share Price is greater than the original Base Share Price of such Common Stock Equivalents, the Exercise Price shall be adjusted as if the Common Stock Equivalents were originally issued at the greater Base Share Price, such adjustment to be effective at the effective time of the adjustment or amendment. Notwithstanding the foregoing, no readjustment pursuant to this Section 3(b)(ii) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Common Stock Equivalent, or (ii) the Exercise Price that would have resulted from any issuances of Common Stock or Common Stock Equivalents (other than issuances of such Common Stock Equivalents to which the readjustment relates) between the original adjustment date and such readjustment date.

(iii) The Company shall notify the Holder in writing, no later than ten (10) Trading Days following the issuance of any Common Stock or Common Stock Equivalents which results in an adjustment to the Exercise Price pursuant to this Section 3(b), indicating therein the applicable Base Share Price (such notice the "Dilutive Issuance Notice"). For purposes of clarification, the failure of the Company to provide a Dilutive Issuance Notice pursuant to this Section 3(b) shall not affect the adjustments provided for in this Section 3(b).

(c) Reclassification or Reorganization Adjustment. In case of any changes in the class or kind of securities issuable upon exercise of this Warrant or any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) at any time and from time to time on or after the date hereof, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.

(d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(e) Notice to Holders. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock or a Sale of the Company; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, Sale of the Company or dissolution, liquidation or winding up of the Company is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, Sale of the Company or dissolution, liquidation or winding up of the Company; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. If a Holder elects to exercise this Warrant in connection with a Sale of the Company, such exercise may be made contingent upon the consummation of the Sale of the Company.

Section 4. Transfer of Warrant.

(a) Transferability. With respect to any offer, sale or other disposition of this Warrant, Holder will give written notice to the Company pursuant to a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer, together with (unless waived by the Company) a written opinion of the Holder's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written assignment and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 4(a) that the opinion of counsel for the Holder, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company either such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Warrant shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Notwithstanding anything in this Section 4(a) to the contrary, no opinion of counsel shall be required with respect to any transfer by a Holder to its officers, directors, partners, members, other affiliates or members of the Holder's immediate family or a trust for the benefit of members of the Holder's immediate family.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

(b) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d) Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against impairment.

(f) Governing Law; Venue; Waiver of Jury Trial; Attorneys' Fees. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Wake County, North Carolina (the "North Carolina Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the North Carolina Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such North Carolina Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon transfer imposed by state and federal securities laws.

(h) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at ONE Copley Parkway, Suite 490, Morrisville, NC 27560, facsimile number 919-855-2133, Attn: Chris Stern, CEO, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (North Carolina time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (North Carolina time) on any date and earlier than 11:59 p.m. (North Carolina time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(i) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.

(j) Amendment. Any term of this Warrant may be amended or waived with the written consent of the Company and the holders of 2011 Warrants representing at least majority of the shares of Common Stock issuable upon exercise of the then outstanding unexercised 2011 Warrants; provided, however, that any such amendment or waiver that disproportionately affects any of the holders of the then outstanding unexercised 2011 Warrants shall require the written consent of all such holders. Any amendment or waiver effected in accordance with this Section 5(j) shall be binding upon each holder of any 2011 Warrants, each future holder of all such 2011 Warrants and the Company, and the Company shall promptly give notice to all holders of outstanding 2011 Warrants of any amendment or waiver effected in accordance with this Section 5(j).

(k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: _________ __, 2011

OXYGEN BIOTHERAPEUTICS, INC.

By:
	Name:	___________________
	Title:	___________________

NOTICE OF EXERCISE

TO:	OXYGEN BIOTHERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase              Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall be made in lawful money of the United States for an aggregate amount of $______________ (number of Warrant Shares x Exercise Price).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

______________________________________

The Warrant Shares shall be delivered to the following:

______________________________________

______________________________________

______________________________________

(4) Accredited Investor. If Regulation D or Section 4(2) of the Securities Act applies to this exercise, the undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:  _______________________________________________________

Signature of Authorized Signatory of Investing Entity:  _________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Date:  ________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________________whose address is

____________________________________________________________________.

____________________________________________________________________

Dated: , 20

Holder's Signature: __________________________

Holder's Address: ___________________________

Signature Guaranteed: __________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.